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                                                                    EXHIBIT 99.1

[COLLINGS & AIKMAN NEWS RELEASE]

FOR IMMEDIATE RELEASE
May 5, 2004


          COLLINS & AIKMAN ANNOUNCES PROPOSED $500 MILLION OFFERING OF SENIOR SUBORDINATED NOTES DUE 2014 AND SENIOR NOTES DUE 2011

TROY, MICHIGAN -- Collins & Aikman Corporation [NYSE: CKC], today announced that its wholly owned subsidiary, Collins & Aikman Products Co. ("Products"), intends to offer senior subordinated notes due 2014 for gross proceeds of approximately $400 million and senior notes due 2011 for gross proceeds of approximately $100 million. It is presently anticipated that the senior notes will be issued on the same terms as Products' outstanding 10 3/4% senior notes due 2011. Both issues of notes will be guaranteed by Collins & Aikman Corporation and each of Products' domestic subsidiaries that is a guarantor under its senior credit facility. The net proceeds from the notes offerings are expected to be used to redeem all $400 million in principal amount of Products' 11 1/2% senior subordinated notes due 2006 and to reduce borrowings under Products' senior credit facility. Products is also in the process of negotiating to amend and restate its senior credit facility to replace the facilities thereunder on more favorable terms, including to replace its shorter maturing term loans with longer maturing term loans. The offering is not conditioned on such amendment and restatement.

The notes are being offered in a private offering to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation
S. The notes will not be registered under the Securities Act of 1933, as amended, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the senior notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which the Company operates, dependence on significant automotive customers, pricing pressure from automotive customers, the level of competition in the automotive supply industry, the need to finance significant up-front costs to secure new business, reliance on the continued availability of certain arrangements for liquidity, fluctuations in the production of vehicles for which the Company is a supplier, changes in the popularity of particular car models or particular interior trim packages,

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changes in consumer preferences, the loss of programs on particular interior trim packages, labor disputes involving the Company or its significant customers, the substantial leverage of the Company and its subsidiaries, limitations imposed by the Company's debt facilities, charges made in connection with the integration of operations acquired by the Company, the implementation of the reorganization plan, risks associated with conducting business in foreign countries and other risks detailed from time to time in Collins & Aikman Corporation's Securities and Exchange Commission filings.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to correct or update publicly any of them in light of new information, future events or otherwise.

Contact:         J. Michael Stepp                  Robert Krause
                 Vice Chairman &                   Vice President and Treasurer
                 Chief Financial Officer           Head of Investor Relations
                 (248) 824-1520                    (248) 733-4355
                 mike.stepp@colaik.com             robert.krause@colaik.com






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